Exhibit 99.2


                                                              BANC ONE
                                                          AUTO TRUST 1996-A
                                                          1998 SUMMARY FOR
                                                              FORM 10-K
                                                          DECEMBER 31, 1998

I.  STATEMENT TO CERTIFICATEHOLDERS

                                                                                                                      Dollars ($)
                                                                                                                      -----------
(i)  Amount of 1998 distribution allocable to principal:
        (a)  Class A Certificates                                                                                     97,457,992.43
        (b)  Class B Certificates                                                                                      4,591,868.97
Total Principal                                                                                                      102,049,861.40


(ii) Amount of 1998 distribution allocable to interest:
        (a)  Class A Certificates                                                                                      8,046,857.75
        (b)  Class B Certificates                                                                                        388,461.99
Total Interest                                                                                                         8,435,319.74


(iii) Pool Balance as of the close of business on December 31, 1998,
      after each giving effect to payments allocated to principal reported under (i) above on such date               87,684,897.84


(iv) Aggregate outstanding principal balances and pool factors for each class of securities, after giving effect to all payments reported under clause (i)
        (a)  Class A Principal Balance                                                                                83,739,399.50
        (b)  Class A Pool Factor                                                                                          0.1631266
        (c)  Class B Principal Balance                                                                                 3,945,498.34
        (d)  Class B Pool Factor                                                                                          0.1631266


(v)  Amount of the Total Servicing Fee paid to the Servicer with respect to the year ended December 31, 1998
        (a)  Total Servicing Fee                                                                                       1,381,310.92


(vi) Amount of Aggregate Realized Losses for the year ended December 31, 1998                                          2,578,943.88


(vii)   (a)  Aggregate amount withdrawn from the Reserve Account and deposited in the Collection Account                  41,015.43
        (b)  Specified Reserve Account Balance as of December 31, 1998                                                 8,062,900.93
        (c)  Aggregate Reserve Account release to seller for the year ended December 31, 1998                         12,319,738.42
        (d)  Balance of the Reserve Account as of December 31, 1998                                                    8,062,900.93
        (e)  1998 Average of Charge-off Rates                                                                                 1.562
        (f)  1998 Average of Delinquency Percentages                                                                          1.543


(viii)  (a)  Class A Certificateholder Interest Carryover Shortfall                                                              0
        (b)  Class A Certificateholder Principal Carryover Shortfall                                                             0
        (c)  Class B Certificateholder Interest Carryover Shortfall                                                              0
        (d)  Class B Certificateholder Principal Carryover Shortfall                                                             0


(ix)  Aggregate Purchase Amounts paid by the Seller or the Servicer with respect to the year ended                               0
      December 31, 1998


(x)  Delinquent Receivables

                                                               Dollar Amount             %        # of Units
                                                               -------------           -----      ----------
        (a) 30-59 Days Delinquent                               5,200,341.00           5.93          733
        (b) 60-89 Days Delinquent                               1,246,121.00           1.42          184
        (c) 90 Days or More Delinquent                            808,310.00           0.93           99